[EXHIBIT 2.1]

                   STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made and entered into effective April 24, 2008 by and among CHINA RENEWABLE ENERGY HOLDINGS, INC., a Florida corporation ("CREH"), China Clean & Renewable Energy Limited, a Hong Kong corporation ("CCRE"), and the shareholders of CCRE listed on the signature page and Schedule A hereto, constituting all of the shareholders of CCRE (collectively, the "Shareholders").

                           RECITALS:
                           --------
     A. The Shareholders own all of the issued and outstanding common stock of CCRE, consisting of One Million (1,000,000) shares of common stock (the "CCRE Shares").

     B. CREH desires to acquire the CCRE Shares from the Shareholders in exchange for an aggregate of Twenty-Three Million
(23,000,000) shares of restricted common stock, $.001 par value per share, of CREH (the "CREH Shares") to be issued to the Shareholders.

     C. The Shareholders desire to exchange their CCRE Shares for the CREH Shares upon the terms and conditions set forth herein.

     D. It is the intention of the parties hereto that: (i) CREH shall acquire the CCRE Shares solely for the CREH Shares (the "Exchange"); (ii) the Exchange shall qualify as a transaction exempt from registration or qualification under the Securities
Act of 1933, as amended (the "Securities Act"), and (iii) the Exchange shall qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                Section 1.  Exchange of Shares
                ------------------------------

     1.1  Exchange of Shares.  On the Closing (as hereinafter
          ------------------
defined), the Shareholders shall tender the CCRE Shares to CREH and CREH shall issue the CREH Shares to the Shareholders in exchange therefore and in an amount equal to 23 CREH Shares for each CCRE Shares owned by each Shareholder as set forth on Schedule A attached hereto. The Shareholders shall each execute an Investment Letter at or prior to the receipt of the CREH Shares substantially in the form of Exhibit A hereto.

     1.2  Delivery of CCRE Shares.  On the Closing Date, the
          -----------------------
Shareholders will deliver to CREH the certificates representing the CCRE Shares, duly endorsed for transfer (or with executed stock powers) so as to convey good and marketable title to the CCRE Shares to CREH, and, promptly thereafter, CREH will cause its transfer agent to deliver certificates evidencing the CREH Shares to the Shareholders in accordance with Schedule A hereto.

Section 2.  Representations and Warranties of the Shareholders
--------------------------------------------------------------

    Each of the Shareholders represents and warrants to CREH as follows:

     2.1  Information on Shareholders.  Each of the Shareholders is an
          ---------------------------
"accredited investor," as such term is defined in Regulation D promulgated under the Securities Act, or is otherwise experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable him to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Each of the Shareholders understands that his acquisition of the CREH Shares is a speculative investment, and each of the Shareholders represents that he is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

     2.2  Investment Intent.  The Shareholders understand that the
          -----------------
CREH Shares have not been registered under the Securities Act, and may not be sold, assigned, pledged, transferred or otherwise disposed of unless the CREH Shares are registered under the Securities Act or an exemption from registration is available. Shareholders represent and warrant that each is acquiring the CREH Shares for his/its own account, for investment, and not with a view to the sale or distribution of the CREH Shares except in compliance with the Securities Act. Each certificate representing the CREH Shares will have the following or substantially similar legend thereon:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective
          Registration Statement for the shares under the Securities Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Securities Act or any applicable state securities laws."

     2.3  Ownership of CCRE Shares and Authorization of Agreement.
          -------------------------------------------------------
Shareholders are the sole record and beneficial owners of the CCRE Shares, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Shareholders to sell or transfer to any third person any of the CCRE Shares owned by Shareholders, or any interest therein. Shareholders have the power to enter into this Agreement and to carry out his, her or its obligations hereunder. This Agreement has been duly executed by the Shareholders and constitutes the valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms.

Section 3.  Representations and Warranties of CCRE and the Shareholders
-----------------------------------------------------------------------

     CCRE and the Shareholders, to the best of their knowledge, hereby represent and warrant to CREH as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

     3.1  Organization and Good Standing.  CCRE is a corporation, duly
          ------------------------------
organized, validly existing and in good standing under the laws of Hong Kong, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. CCRE is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     3.2  Authorization; Enforceability; No Breach.  CCRE has all
          ----------------------------------------
necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of CCRE enforceable against CCRE in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement by CCRE and the consummation of the transactions contemplated hereby will not:

          (a)  violate any provision of the Charter or By-Laws of CCRE;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute
(or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which CCRE is a party or by or to which it or any of its assets or properties may be bound or subject;

          (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CCRE, or upon the properties or business of CCRE; or

          (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of CCRE.

     3.3  Compliance with Laws.  CCRE has complied with all federal,
          --------------------
state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of CCRE.

     3.4  Consents and Approvals.  No filing with, and no permit,
          ----------------------
authorization, consent, or approval of, any public body or authority or any third party is necessary for the consummation by CCRE of the transactions contemplated by this Agreement.

     3.5  Litigation.  There is no action, suit or proceeding pending
          ----------
or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving CCRE or any of CCRE's properties or rights, which (a) could reasonably be expected to have a material adverse effect on CCRE taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement (collectively, a "Material Adverse Effect").

     3.6  Brokers or Finders.  No broker's or finder's fee will be
          ------------------
payable by CCRE in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by CCRE.

     3.7  Real Estate.  CCRE neither owns real property nor is a party
          -----------
to any leasehold agreement, except as set forth on Schedule 3.7 hereof.

     3.8  Assets.  CCRE owns all rights, title and interest in and to
          ------
its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

     3.9  Financial Statements. The audited balance sheet of CCRE
          --------------------
at December 31, 2007 and related statement of operations, cash flow and shareholders' equity, (collectively the "CCRE Financial Statements") fairly present in all material respects the financial position of CCRE as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of CCRE for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     3.10 Absence of Changes; No Undisclosed Liabilities.  Except as
          ----------------------------------------------
set forth on Schedule 3.10, since December 31, 2007, CCRE has not incurred any liability material to CCRE, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CCRE which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by CCRE to CREH pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. CCRE has no liability (and CCRE is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on CCRE) except for (a) liabilities set forth on the face of the most recent balance sheet included in the CCRE Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

     3.11 Capitalization.  The authorized capital stock of CCRE
          --------------
consists of One Million (1,000,000) shares of common stock of which One Million (1,000,000) shares are presently issued and outstanding. CCRE has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of CCRE. All of the CCRE Shares are duly authorized and validly issued, fully paid and non-assessable.

     3.12 Contracts.  A copy of each of the material contracts,
          ---------
instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which CCRE is a party that relates to or affects the assets or operations of CCRE or to which CCRE's assets or operations may be bound or subject (collectively, the "Contracts"), has been provided to CREH. Each Contract is a valid and binding obligation of CCRE and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. There are no existing defaults by CCRE thereunder or, to the knowledge of CCRE, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

     3.13 Taxes.  All required tax returns or federal, state, county,
          -----
municipal, local, foreign and other taxes and assessments have been properly prepared and filed by CCRE for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. CCRE has not been audited by any local, state or federal tax authority.

     3.14 Intellectual Property. (a) Except to the extent that any
          ---------------------
inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CCRE: (i) CCRE owns, or is licenses or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted; (ii) no claims are pending or, to the knowledge of CCRE, threatened that CCRE is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to CCRE;
(iii) as of the date of this Agreement, to the knowledge of CCRE, no person is infringing on or otherwise violating any right of CCRE with respect to any Intellectual Property owned by and/or licensed to CCRE; and (iv) as of the date of this Agreement, CCRE has not received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by CCRE or challenging CCRE's license or legally enforceable right to use any Intellectual Property licensed by it.

          (b) For purposes of this Agreement, "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable, or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of authorship, whether copyrighted, copyrightable, or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code, and data); licenses, immunities, covenants not to sue, and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     3.15 Labor and Employment Matters.  (a) CCRE is and has been in
          ----------------------------
compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of CCRE is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to CCRE or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against CCRE; (d) no union representation question or union organizational activity exists respecting the employees of CCRE; (e) no collective bargaining agreement exists which is binding on CCRE; (f) CCRE has experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of CCRE, CCRE shall, pursuant to any agreement or by reason of anything done prior to the closing by CCRE not be liable to any of said officers, directors, employees, or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b),
(f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on CCRE.

     3.16 Employee Benefit Plans.  CCRE is not a party to any
          ----------------------
written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Benefit Plans"), or is or was contributed to by CCRE or pursuant to which CCRE or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with CCRE would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), is still potentially liable for payments, benefits, or claims.

     3.17 Absence of Certain Business Practices.  Neither CCRE nor
          -------------------------------------
any director, officer, employer, or agent of CCRE, nor any person acting on their behalf, directly or indirectly has to CCRE's knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject CCRE to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on CCRE, or (c) if not continued in the future, might have a Material Adverse Effect on CCRE or which might subject CCRE to suit or penalty in any private or governmental litigation or proceeding.

     3.18 Internal Accounting Controls.  CCRE maintains a system
          ----------------------------
of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.19 Hong Kong Counsel.  CCRE has retained counsel in Hong Kong
          -----------------
who has reviewed the terms and conditions of, and transactions contemplated by, this Agreement and has informed CCRE that (1) no filing with, and no permit, authorization, consent, or approval of, any public body or authority or any third party in connection with the laws of Hong Kong is necessary for the consummation by CCRE of the transactions contemplated by this Agreement, and (2) the execution, delivery and performance of this Agreement by CCRE and the consummation of the transactions contemplated hereby will not violate any statute, law or regulation of Hong Kong applicable to the transactions contemplated herein which could have a Material Adverse Effect (as hereinafter defined) on the business or operations of CCRE.

     3.20 Full Disclosure.  No representation or warranty by CCRE in
          ---------------
this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to CREH pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of CCRE.

       Section 4.  Representations and Warrants of CREH.
       ------------------------------------------------

     CREH hereby represents and warrants to CCRE and the Shareholders as follows, with any exceptions thereto being denoted on the applicable schedule to this Agreement:

     4.1  Organization and Good Standing.  CREH is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. CREH is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     4.2  Authorization; Enforceability; No Breach.  CREH has all
          ----------------------------------------
necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of CREH enforceable against CREH in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement by CREH and the consummation of the transactions contemplated hereby will not:

          (a)  violate any provision of the Charter or By-Laws of CREH;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute
(or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which CREH is a party or by or to which it or any of its assets or properties may be bound or subject;

          (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, CREH, or upon the properties or business of CREH; or

          (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a Material Adverse Effect on the business or operations of CREH.

     4.3  The CREH Shares.  The CREH Shares to be issued to the
          ---------------
Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

     4.4  Compliance with Laws.  CREH has complied with all federal,
          --------------------
state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of CREH.

     4.5  Consents and Approvals.  No filing with, and no permit,
          ----------------------
authorization, consent or approval of any public body or authority or any third party is necessary for the consummation by CREH of the transactions contemplated by this Agreement.

     4.6  Litigation.  Other than as set forth on Schedule 4.6 and
          ----------
in its publicly filed documents with the Securities and Exchange Commission ("SEC"), there is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving CREH or any of CREH's properties or rights which (a) could reasonably be expected to have a material adverse effect on CREH taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

     4.7  Brokers or Finders.  No broker's or finder's fee will be
          ------------------
payable by CREH in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by CREH.

     4.8  Real Estate.  CREH neither owns real property nor is a party
          -----------
to any leasehold agreement.

     4.9  Assets.  CREH owns all rights, title and interest in and to
          ------
its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

     4.10 Financial Statements.  The audited balance sheets of CREH at
          --------------------
December 31, 2007 and related statements of operations, cash flow and shareholders' equity (collectively the "CREH Financial
Statements") fairly present in all material respects the financial position of CREH as of the respective dates thereof, and the other related statements included therein fairly present in all material respects the results of operations, changes in shareholders' equity and cash flows of CREH for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     4.11 Absence of Changes; No Undisclosed Liabilities.  Except
          ----------------------------------------------
as disclosed in its Form 10-K for the year end December 31, 2007 filed March 25, 2008, since December 31, 2007, CREH has not incurred any liability material to CREH on a consolidated basis, except in the ordinary course of its business, consistent with past practices; suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of CREH which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by CREH to CCRE pursuant hereto); or subsequent to the date hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices. CREH has no liability (and CREH is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on CREH) except for (a) liabilities set forth on the face of the most recent balance sheet included in the CREH Financial Statements, and (b) liabilities which have arisen after the date of such balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

     4.12 Capitalization.  The authorized capital stock of CREH
          --------------
consists of 100,000,000 shares of common stock of which 24,580,000 shares are presently issued and outstanding, and 10,000,000 shares of preferred stock, no shares of which have been issued or designated. CREH has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of CREH except as set forth in Schedule 4.12 hereto or as disclosed in its public filings with the SEC. All of the CREH Shares are duly authorized and validly issued, fully paid and non-assessable.

     4.13 Contracts.  A copy of each of the material contracts,
          ---------
instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which CREH is a party that relates to or affects the assets or operations of CREH or to which CREH's assets or operations may be bound or subject (collectively, the "Contracts"), has been provided to CCRE. Each of the Contracts is a valid and binding obligation of CREH and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement a material contract shall be any contract or agreement involving consideration in excess of $10,000. There are no existing defaults by CREH thereunder or, to the knowledge of CREH, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

     4.14 Taxes.  All required tax returns or federal, state, county,
          -----
municipal, local, foreign and other taxes and assessments have been properly prepared and filed by CREH for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. CREH has never been audited by any local, state or federal tax authority.

     4.15 Intellectual Property. Except as may be disclosed in its
          ---------------------
public filings with the SEC and to the extent that any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), in the aggregate, would not reasonably be expected to have a Material Adverse Effect on CREH: (i) CREH owns, or is licensed or otherwise has the legally enforceable right to use
(in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;
(ii) no claims are pending or, to the knowledge of CREH, threatened that CREH is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to CREH or any of its subsidiaries; (iii) as of the date of this Agreement, to the knowledge of CREH, no person is infringing on or otherwise violating any right of CREH with respect to any Intellectual Property owned by and/or licensed to CREH; and (iv) as of the date of this Agreement, neither CREH nor any of its subsidiaries have received any notice of any claim challenging the ownership or validity of any Intellectual Property owned by CREH or challenging CREH's license or legally enforceable right to use any Intellectual Property licensed by it.

     4.16 Labor and Employment Matters.  (a) CREH is and has been
          ----------------------------
in compliance in all respects with all applicable laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, including, such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety, and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of CREH is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to CREH or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against CREH; (d) no union representation question or union organizational activity exists respecting the employees of CREH; (e) no collective bargaining agreement exists which is binding on CREH; (f) CREH has experienced no work stoppage or other labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees, or agents of CREH, CREH shall not, pursuant to any agreement or by reason of anything done prior to the closing by CREH be liable to any of said officers, directors, employees, or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits, except to the extent that any matter in Items (a), (b),
(f) and (g) could reasonably be expected individually or in the aggregate to have a Material Adverse Effect on CREH.

     4.17 Employee Benefit Plans.  Except as may be disclosed in its
          ----------------------
public filings with the SEC, CREH is not a party to any written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Benefit Plans"), or is or was contributed to by CREH or pursuant to which CREH or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with CREH would be deemed a "single employer" within the meaning of
Section 4001 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), is still potentially liable for payments, benefits, or claims.

     4.18 State Anti-Takeover Statutes.  The CREH Board of Directors
          ----------------------------
has approved this Agreement and the transactions contemplated hereby, and thereby such approval constitutes approval of the Agreement and other transactions contemplated hereby and thereby by the CREH Board of Directors as required under Florida law. To the knowledge of CREH, no state anti-takeover statute is applicable to the Exchange.

     4.19 Absence of Certain Business Practices.  Neither CREH nor
          -------------------------------------
any director, officer, employer, or agent of the foregoing, nor any person acting on its behalf, directly or indirectly has to CREH's knowledge given or agree to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (a) might subject CREH to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (b) if not given in the past, might have had a Material Adverse Effect on CREH, or (c) if not continued in the future, might have a Material Adverse Effect on CREH or which might subject CREH to suit or penalty in any private or governmental litigation or proceeding.

     4.20 Internal Accounting Controls.  CREH maintains a system of
          ----------------------------
internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.21 SEC Reports.  Except as may be disclosed in its public
          -----------
filings with the SEC, CREH has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). The SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

     4.22 Full Disclosure.  No representation or warranty by CREH
          ---------------
in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to CCRE pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of CREH.

          Section 5.  Covenants and Additional Agreement
          ----------------------------------------------

     5.1. Examinations and Investigations.  Prior to the Closing,
          -------------------------------
the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

     5.2. Expenses.  Each party hereto agrees to pay its own costs
          --------
and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

     5.3. Further Assurances.  The parties shall execute such
          ------------------
documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.4. Confidentiality.  In the event the transactions contemplated
          ---------------
by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

          (a)  at the time of disclosure was public knowledge;

          (b) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

          (c) the receiving party had within its possession at the time of disclosure.

     5.7  Stock Certificates and Consideration.  At the Closing,
          ------------------------------------
the Shareholders shall have delivered the certificates representing the CCRE Shares duly endorsed (or with executed stock powers) so as to make CREH the sole owner thereof. At such Closing, CREH shall issue the CREH Shares to the Shareholders, as provided herein.

     5.8  Management of CCRE and CREH.  On the Closing date, CREH
          ---------------------------
shall appoint Tang Chin Wan as Vice President and Chief Technical
Officer and Wong Leung Tim as Vice President and Financial
Controller.

     5.9  Cancellation of Shares of CREH. Mr. Huie agrees that,
          ------------------------------
on the Closing Date, 15,000,000 shares of common stock of CREH beneficially owned by him will be cancelled and returned to the treasury of CREH in consideration of the transactions described herein.

                  Section 6.  The Closing
                  -----------------------

     The closing (the "Closing") shall take place contemporaneous with the execution of this Agreement, or at such other time and place as is mutually agreed upon by CREH, CCRE and the Shareholders, following satisfaction or waiver of all conditions precedent to Closing. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby.

        Section 7.  Conditions Precedent to Closing
        -------------------------------------------

     7.1  Conditions Precedent to the Obligation of CREH to Issue
          -------------------------------------------------------
the CREH Shares.  The obligation of CREH to issue the CREH Shares
---------------
to the Shareholders and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for CREH's sole benefit and may be waived by CREH at any time in its sole discretion.

          (a) Accuracy of CCRE's and the Shareholders' Representations and Warranties. The representations and warranties of CCRE and the Shareholders will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

          (b) Performance by CCRE and the Shareholders. CCRE and the Shareholders shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) No Material Adverse Changes. CCRE shall have suffered no Material Adverse Effect.

          (e) Miscellaneous. CCRE and the Shareholders shall have delivered to CREH such other documents relating to the transactions contemplated by this Agreement as CREH may reasonably request.

     7.2  Conditions Precedent to the Obligation of the
          ---------------------------------------------
Shareholders to Exchange CCRE Shares.  The obligation of the
------------------------------------
Shareholders to exchange their CCRE Shares for the CREH Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Shareholders' sole benefit and may be waived by CCRE at any time in its sole discretion.

          (a)  Accuracy of CREH's Representations and Warranties.
The representations and warranties of CREH will be true and correct in all material respects as of the date when made and as of the Closing, as though made at that time.

          (b) Performance by CREH. CREH shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) No Material Adverse Changes. CREH shall have suffered no Material Adverse Effect.

          (e) Management. The directors and officers of CREH shall have been appointed as set forth in section 5.8.

          (f) Miscellaneous. CREH shall have delivered to the Shareholders such other documents relating to the transactions contemplated by this Agreement as the Shareholders may reasonably request.

      Section 8.  Survival of Representations and Warranties of CREH
      --------------------------------------------------------------

     Notwithstanding any right of CCRE and the Shareholders fully to investigate the affairs of CREH, CCRE and the Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of CREH contained in this Agreement or in any document delivered by CREH or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

  Section 9.  Survival of Representations and Warranties of CCRE
  --------------------------------------------------------------
                     and The Shareholders
                     --------------------

     Notwithstanding any right of CREH fully to investigate the affairs of CCRE, CREH has the right to rely fully upon the representations, warranties, covenants and agreements of CCRE and the Shareholders contained in this Agreement or in any document delivered to CREH by CCRE or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for 12 months following the Closing.

                 Section 10.  Indemnification
                 ----------------------------

     10.1 Obligation of CREH to Indemnify.  Subject to the limitations
          -------------------------------
on the survival of representations and warranties contained in
Section 8, CREH hereby agree to indemnify, defend and hold harmless the Shareholders and CCRE, to the extent provided for herein, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of CREH contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

     10.2 Obligation of the CCRE and the Shareholders to Indemnify.
          --------------------------------------------------------
Subject to the limitations on the survival of representations and warranties contained in Section 9, CCRE and the Shareholders agree to indemnify, defend and hold harmless CREH to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

                  Section 11.  Miscellaneous
                  --------------------------

     11.1 Waivers.  The waiver of a breach of this Agreement or the
          -------
failure of any party hereto to exercise any right under this Agreement shall in no event constitute a waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     11.2 Amendment.  This Agreement may be amended or modified only
          ---------
by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     11.3 Assignment.  This Agreement is not assignable except by
          -----------
operation of law.

     11.4 Notices.  Until otherwise specified in writing, the mailing
          -------
addresses of both parties of this Agreement shall be as follows:

      CCRE:           Room 286, 2nd Floor,
                      Shui On Centre,
                      6-8 Harbour Road, Wanchai, Hong Kong

    The Shareholders: c/o  China Clean & Renewable Energy Limited
                      Room 286, 2nd Floor,
                      Shui On Centre,
                      6-8 Harbour Road, Wanchai, Hong Kong


      CREH:           Suite 802, Beautiful Group Tower,
                      74-77 Connaught Road Central
                      Hong Kong

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address as may be furnished in writing to the addressor.

     11.5 Governing Law; Venue.  This Agreement shall be governed and
          --------------------
construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.
EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

     11.6 Publicity.  No publicity release or announcement concerning
          ---------
this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

     11.7 Entire Agreement.  This Agreement (including the Exhibits
          ----------------
and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Exchange and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     11.8 Headings.  The headings in this Agreement are for reference
          --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.9 Severability of Provisions.  The invalidity or
          --------------------------
unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     11.10  Counterparts.  This Agreement may be executed in any
            ------------
number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              CHINA CLEAN & RENEWABLE ENERGY LIMITED



                              By: /s/Allen Huie
                                  ---------------------------------
                                  Allen Huie, President


                              CHINA RENEWABLE ENERGY HOLDINGS, INC.



                              By: /s/Allen Huie
                                  ---------------------------------
                                  Allen Huie, President



                              SHAREHOLDERS



                              /s/Tang, Chin Wan
                              -------------------------------------
                              Tang, Chin Wan


                              /s/Wong, Tim Leung
                              -------------------------------------
                              Wong, Tim Leung


                              /s/Cha, Chung Ha
                              -------------------------------------
                              Cha, Chung Ha


                              /s/Chang Jr., Charles Jun Sik
                              -------------------------------------
                              Chang Jr., Charles Jun Sik


                              /s/Lui, Kin W.
                              -------------------------------------
                              Lui, Kin W.



                              /s/Chu, Wing Yin Daniel
                              -------------------------------------
                              Chu, Wing Yin Daniel

                              Roadwings Financial Services, LLC.


                              By:/s/Alan Ajamian
                                 ---------------------------------
                                 Alan Ajamian




                              Allen Tat Yan Huie Charitable
                              Remainder Trust


                              By: /s/Allen Huie
                                  --------------------------------
                                  Allen Huie, Trustee



                              Allen Huie Family Trust


                              By:/s/Julie Yim G. Moy
                                 ----------------------------------
                                 Julie Yim G. Moy, Trustee

                              SCHEDULE A


                          EXCHANGE WITH CREH

                                             Shares of    Shares of
                                               CCRE         CREH
 Name of                                       to be       to be
 Shareholder                                 Exchanged    Received
 -----------                                 ---------    --------
   1) Tang, Chin Wan                           10,000      230,000
   2) Wong, Tim Leung                           7,000      161,000
   3) Cha, Chung Ha                             7,200      165,600
   4) Chang Jr., Charles Jun Sik                4,800      110,400
   5) Lui, Kin W.                               3,000       69,000
   6) Chu, Wing Yin Daniel                      3,000       69,000
   7) Roadwings Financial Services, LLC.(a)    17,400      400,200
   8) Allen Tat Yan Huie Charitable
        Remainder Trust (b)                   353,600    8,132,800
   9) Allen Huie Family Trust(c)              594,000   13,662,000

                                  TOTAL     1,000,000   23,000,000

(a) Mr. Alan Ajamian has voting and dispositive control for the shares owed by Roadwings Financial Services, LLC.
(b) Mr. Allen Huie and Julie Yim G. Moy have voting and dispositive control for the shares owed by Allen Tat Yan Huie Charitable Remainder Trust.
(c) Julie Yim G. Moy, King Keung Moy and Debbie Moy each severally have voting and dispositive control over the shares owed by the Allen Huie Family Trust.

                           EXHIBIT A


                       INVESTMENT LETTER

China Renewable Energy Holdings, Inc.
Suite 802, Beautiful Group Tower,
74-77 Connaught Road Central
Hong Kong

In connection with the receipt of the CREH Shares from China Renewable Energy Holdings, Inc., a Florida corporation ("Company") pursuant to the terms and conditions of the Stock Exchange Agreement dated April __, 2008, the undersigned hereby represents, warrants, covenants and agrees as set forth below.

     1.   Purchase Entirely for Own Account. The Shares will be
          ---------------------------------
acquired for investment for the Undersigned' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the CREH Shares or any portion thereof. Further, the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of the CREH Shares.

     2.   No Securities Act Registration. The undersigned
          ------------------------------
understands that the CREH Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption or specific exemptions from the registration provisions of the Securities Act which depend upon, among other things, the bona fide nature of The undersigned' investment intent as expressed herein.

     3.   Restricted Securities. The undersigned acknowledges
          ---------------------
that, unless the undersigned has been advised by the Company that a current registration statement is in effect covering the resale of the CREH Shares, because the CREH Shares have not been registered under the Securities Act, the CREH Shares must be held by the undersigned indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provision of Rule 144 promulgated under the Securities Act that permits the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the satisfaction of having held the CREH Shares for a certain duration of time, the availability of certain current public information about the Company, the sale being through a "broker's transaction" (as provided by Rule 144(f)), and the volume of shares sold not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

     4.   Accredited and Sophisticated Investor. The undersigned:
          -------------------------------------
(a) is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities and Exchange Commission; (b)(i) either alone or with the undersigned's professional advisor or advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the CREH Shares, (ii) either alone by reason of the undersigned' business or financial experience or together with the undersigned' professional advisor or advisors, has the capacity to protect the undersigned' interests in connection with acquisition of the CREH Shares; and (c) is able to bear the economic risk of the investment in the CREH Shares, including a complete loss of the investment.

     5.   Opportunity to Ask Questions.  The undersigned has had
          ----------------------------
an opportunity to ask questions of and receive answers from the Company or its representatives concerning the terms of the undersigned' investment in the CREH Shares, all such questions have been answered to the full satisfaction of the undersigned, and the undersigned has had the opportunity to request and obtain any additional information the undersigned deemed necessary to verify or supplement the information contained therein. The undersigned has reviewed and understands the disclosure provided in the Company's Form 10-SB filed November 16, 2007 with the SEC.

     6.   Investment Risks.  The undersigned recognizes that an
          ----------------
investment in the CREH Shares involves substantial risks, and is fully aware of and understands all of the risk factors related to the acquisition of the CREH Shares. The undersigned has determined that the acquisition of the CREH Shares is consistent with the undersigned's investment objectives. The undersigned is able to bear the economic risks of an investment in the CREH Shares, and at the present time could afford a complete loss of such investment.

     7.   Limitation on Manner of Offering.  The CREH Shares were
          --------------------------------
not offered to the undersigned by any means of general solicitation or general advertising.

     8.   Tax and Other Matters.  The undersigned is not relying
          ---------------------
on CREH with respect to tax and other economic considerations involved in the acquisition of the CREH Shares. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned' professional, legal, tax, accounting and financial advisors the suitability of an investment in the CREH Shares for the undersigned's particular tax and financial situation and the undersigned has determined that the CREH Shares are a suitable investment for him.

     9.   Restrictive Legends. The undersigned understands that
          -------------------
the CREH Shares shall bear one or more of the following restrictive legends:

          (a)  "THESE SECURITIES HAVE NOT BEEN
               REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS NOT REQUIRED"

          (b)  Any legend required by applicable state law.

     10.  Successors.  The representations and warranties
          ----------
contained herein shall be binding upon the heirs, executors, administrators, personal representatives and other successors of the undersigned and shall inure to the benefit of and be enforceable by the Company.

     11.  Address. The address, telephone number and facsimile
          -------
number set forth at the end of this letter are the undersigned's true and correct address.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities covered thereby until the end of such period.



                                   SHAREHOLDER
                                   -----------

                                   ---------------------------------
                                   (Signature)


                                   ---------------------------------
                                   (Print Name)

                                   Address:
                                            ------------------------

                                            ------------------------

                                            ------------------------

                                   Telephone:
                                             -----------------------
                                   Social Security Number
                                                         -----------

                           Schedule 3.7
                          Lease Agreement

The principal executive office for CCRE is located in approximately 200 square feet of office space in Suite Room 286, 2nd Floor, Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong which is leased from Quantplus Investments, Ltd, an asset management company 40% owned by Mr. Allen Huie for approximately
$200 a month.

                            SCHEDULE 3.10
                             Liabilities